UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2019 (April 12, 2019)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408, Durham, NC 27701

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On April 12, 2019, MGT Capital Investments, Inc., a Delaware corporation (the “Company”), and Iliad Research and Trading, L.P. (“Iliad”), a Utah limited partnership entered into a common stock purchase agreement (the Common Stock SPA”), pursuant to which Iliad purchased 17,500,000 shares of the Company’s common stock (the “Common Stock”) for an aggregate purchase price of five hundred and twenty-five thousand dollars ($525,000) (the “Purchase Price for the Common Stock”), at a per share price of $0.03. In accordance with the Common Stock SPA, the transaction was completed on April 15, 2019, as the Depository Trust Company credited the 17,500,000 shares of the Common Stock to the account of Iliad and the Company received the total Purchase Price for the Common Stock.

The Company and Chicago Venture Partners, L.P. (“Chicago Venture”), a Utah limited partnership and an affiliate of Iliad, entered into a preferred stock purchase agreement (the “CV Preferred Stock SPA”) dated April 12, 2019, pursuant to which Chicago Venture purchased 150 shares of the Series C Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”), which are convertible into shares of the Company’s Common Stock, $0.001 par value per share, for a total purchase price of one million five hundred thousand dollars ($1,500,000) (the “CV Purchase Price”) at a price of $10,000 per share (the “Stated Value”). The Preferred Stock is convertible into the common stock of the Company at a price equal to the lesser of i) $0.05 per share or ii) 70% multiplied by the lowest closing trade price during the ten (10) trading days immediately preceding a conversion. The Company has the right to redeem all or any portion of the outstanding Preferred Stock in cash equal to 140% of Stated Value in the first year of issuance, and at 120% of Stated Value thereafter. The Company shall not effect any conversions of the Preferred Stock, to the extent that after giving effect to such conversion Chicago Venture (together with its affiliates) would beneficially own a number of shares exceeding 9.99% of the number of shares of the common stock outstanding on such date (including for such purpose the shares of common stock issuable upon such issuance).

In accordance with the CV Preferred Stock SPA, on April 15, 2019, the Company completed the transaction by issuing 150 shares of the Series C Preferred Stock to Chicago Venture by book entry and receiving the CV Purchase Price net of certain expenses.

In accordance with the terms of the CV Preferred Stock SPA, if at any time and for any reason, Chicago Venture is not able to receive and deposit free trading Common Stock of the Company pursuant to conversions of the Series C Preferred Stock it then owns or the Company fails to deliver conversion shares pursuant to a valid conversion notice from Chicago Venture as provided in the CV Preferred Stock SPA, Chicago Venture will have the right to exchange any or all of the Series C Preferred Stock it then owns for a convertible promissory note (the “Note”) pursuant to the Loan Documents (as defined in the CV Preferred Stock SPA). The Note, if issued, will have an initial outstanding balance equal to the Stated Value, with a term of twelve (12) months from the original issue date of April 15, 2019, and shall have the same conversion and redemption rights and privileges as the Series C Preferred Stock in all material respects.

On April 15, 2019, the Company and two unrelated accredited individual investors (“Individual Investors”) entered into two separate securities purchase agreements (the “Preferred Stock SPA”), pursuant to which the two Individual Investors purchased a total of 40 shares of the Series C Preferred Stock for an aggregate purchase price of four hundred thousand dollars ($400,000) (the “Individual Investor Purchase Price”) at the Stated Value per share. As of April 16, 2019, the Company has received the Individual Investor Purchase Price from the two Individual Investors separately and recorded in book entry the issuance of a total of 40 shares of the Series C Preferred Stock in the respective amounts to each Individual Investor. Accordingly, the Company closed the transaction contemplated under the two Preferred Stock SPAs on April 16, 2019.

The Common Stock SPA, CV Preferred Stock SPA and two Preferred Stock SPAs described above may hereinafter be referred to as the “S-3 SPAs” from time to time. The offering of the securities pursuant to the S-3 SPAs was made pursuant to the Company’s registration statement on Form S-3 (SEC file No. 333- 225589) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 10, 2018, and pursuant to a prospectus supplement dated April 15, 2019 (the “Prospectus Supplement”). The four S-3 SPAs contain the customary representations and warranties from the parties. The Company currently intends to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes.

The foregoing description of the Common Stock SPA, CV Preferred Stock SPA and Preferred Stock SPAs does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Stock SPA, CV Preferred Stock SPA and form of the Preferred Stock SPA, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. Copies of the opinions of Sichenzia Ross Ference LLP relating to the legality of the issuance and sale of the shares of common stock and Series C Preferred Stock pursuant to the four S-3 SPAs are filed as Exhibits 5.1 and 5.2 hereto and are incorporated herein and into the Registration Statement by reference.

Unless specifically defined herein, the capitalized terms shall have the meanings as defined in the respective documents attached herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 12, 2019, board of directors (the “Board”) of the Company duly authorized the Company to file the certificate of designation (the “COD”) of Series C Preferred Stock to authorize the Company to issue up to 200 shares of Series C Preferred Stock. On the same day, the Company filed the COD with the Secretary of State the State of Delaware to create a class of Series C Preferred Stock.

The Series C Preferred Stock has a Stated Value of $10,000 per share and will be convertible into shares of the Company’s Common Stock in an amount determined by dividing the Stated Value being converted by the conversion price. The conversion price will be equal to the lower of (i) $0.05 per share (subject to adjustment for stock splits, stock dividends, and similar transactions) or (ii) 70% of the lowest trading price of the Common Stock for ten (10) days prior to the conversion date. Holders of Series C Preferred Stock will be prohibited from converting Series C Preferred Stock into shares of the Common Stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of the Common Stock then issued and outstanding. There will no dividends payable on the Series C Preferred Stock from and after the issuance of such Series C Preferred Stock. Unless required by law or otherwise set forth in the COD, the holders of the Series C Preferred Stock do not have any voting rights. With respect to the payment of dividends and distribution of amounts of the Company’s net assets upon a dissolution, liquidation or winding up of the Company, the Series C Preferred ranks senior to the Common Stock, subject to any applicable rights of the Company’s 6% Series A Preferred Stock and 12% Series B Preferred Stock if any such shares are outstanding, and any other class or series of the Company’s stock, including all other classes of preferred stock, whether now existing or created hereafter, and no senior class of preferred stock of the Company may be created without the prior written consent of at least a majority of the outstanding shares of Series C Preferred Stock, voting separate as a single class.

The foregoing description of the COD does not purport to be complete and is qualified in its entirety by reference to the full text of the COD, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

3.1	Certificate of Designation of Series C Convertible Preferred Stock

5.1	Opinion of Sichenzia Ross Ference LLP with respect to the Common Stock

5.2	Opinion of Sichenzia Ross Ference LLP with respect to the Series C Preferred Stock and Common Stock Issuable upon Conversion of the Series C Preferred Stock

10.1	Common Stock Purchase Agreement dated April 12, 2019

10.2	Preferred Stock Purchase Agreement dated April 12, 2019

10.3	Form of Preferred Stock Purchase Agreement

23.1	Consent of Sichenzia Ross Ference LLP (included in the Opinion of Sichenzia Ross Ference LLP filed as Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 2019

MGT Capital Investments, Inc.

By:	/s/ Robert Lowrey
Name:	Robert Lowrey
Title:	Chief Financial Officer